Exhibit 99.1

News from Arch Coal, Inc.
FOR IMMEDIATE RELEASE
Arch Coal Announces Pricing of $500 Million
Senior Notes Offering
     ST. LOUIS (August 2, 2010) — Arch Coal, Inc. (NYSE:ACI) today announced that it has successfully priced its offering of $500.0 million aggregate principal amount of 7.25% senior notes due 2020 at an issue price of 100% of principal amount. The offering will be made pursuant to Arch’s existing universal shelf registration statement filed with the Securities and Exchange Commission (the “SEC”). Arch will pay interest on the notes semi-annually on April 1 and October 1 of each year, beginning on April 1, 2011. The notes will be fully and unconditionally guaranteed on a senior unsecured basis by certain of Arch’s subsidiaries.
     Arch intends to use the net proceeds from the offering and cash on hand to fund the repurchase or redemption of $500.0 million aggregate principal amount of Arch Western Finance’s outstanding 6.75% senior notes due 2013. As of today, there was $950.0 million in aggregate principal amount of Arch Western Finance’s 6.75% senior notes due 2013 outstanding.
     This press release shall not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.
     BofA Merrill Lynch, Citi, Morgan Stanley & Co. Incorporated and J.P. Morgan are the joint book-runners for the senior notes offering.
     Arch has filed a registration statement (including a prospectus) with the SEC for the offering to which this communication relates. Interested investors should read the prospectus in that registration statement and the applicable prospectus supplement and other documents Arch has filed or will file with the SEC at www.sec.gov before investing.
     The preliminary prospectus supplement and the final prospectus supplement relating to the offering, when available, in each case with the accompanying prospectus, may be obtained from BofA Merrill Lynch, 4 World Financial Center, New York, NY 10080, Attention: Preliminary Prospectus Department, or e-mail Prospectus.Requests@ml.com, from Citi, Syndicate Desk, 390 Greenwich Street, New York, New York 10013 or by telephone at (212) 723-6020, from Morgan Stanley & Co. Incorporated, Prospectus Department, 180 Varick Street 2/F, New York, New York 10014, or by telephone at (866) 718-1649 and from J.P. Morgan Securities, 383 Park Avenue, 3rd Floor, New York, New York 10179, attention: Syndicate Desk, or by telephone at (800) 245-8812.

St. Louis-based Arch Coal is the second largest U.S. coal producer. Through its national network of mines, Arch supplies cleaner-burning, low-sulfur coal to fuel roughly 8 percent of the nation’s electricity. The company also ships coal to domestic and international steel manufacturers as well as international power producers.
Forward-Looking Statements: This press release contains “forward-looking statements” — that is, statements related to future, not past, events. In this context, forward-looking statements often address our expected future business and financial performance, and often contain words such as “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” or “will.” Forward-looking statements by their nature address matters that are, to different degrees, uncertain. For us, particular uncertainties arise from changes in the demand for our coal by the domestic electric generation industry; from legislation and regulations relating to the Clean Air Act and other environmental initiatives; from operational, geological, permit, labor and weather-related factors; from fluctuations in the amount of cash we generate from operations; from future integration of acquired businesses; and from numerous other matters of national, regional and global scale, including those of a political, economic, business, competitive or regulatory nature. These uncertainties may cause our actual future results to be materially different than those expressed in our forward-looking statements. We do not undertake to update our forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law. For a description of some of the risks and uncertainties that may affect our future results, you should see the risk factors described from time to time in the reports we file with the Securities and Exchange Commission.
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